As filed with the Securities and Exchange Commission on September 14, 2000.
                                                        FILE NO. 333-44630

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       PRE-EFFECTIVE AMENDMENT NO. 1 [x]

                                  TO FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)


               NEW YORK                                 36-2608394
     (State or Other Jurisdiction                    (I.R.S. Employer
   of Incorporation or Organization)              Identification Number)

                                  P.O. Box 9075
                        Farmingville, New York 11738-9075
                                  516/451-5300
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
    RICHARD T. CHOI, ESQUIRE                  TERRY R. YOUNG, ESQUIRE
 FREEDMAN, LEVY, KROLL & SIMONDS                    ALFS, INC.
  1050 CONNECTICUT AVENUE, N.W.                 3100 SANDERS ROAD
            SUITE 825                         NORTHBROOK, IL 60062
   WASHINGTON, D.C. 20036-5366

                                Explanatory Note

Registrant is filing this pre-effective Amendment ("Amendment")for the sole purpose of amending the registration statement to include an exhibit which was omitted from the initial S-3 registration statement, as filed with the SEC on August 28, 2000. The Amendment is not intended to amend or delete any part of the registration statement, except as specifically noted herein.

Approximate date of commencement of proposed sale to the Public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

PART II

Part II is hereby amended to include the following exhibit:

ITEM 16.  EXHIBITS.

Exhibit No.    Description

(1)(b)         Form of Principal Underwriting Agreement with ALFS, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this amendment on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois on the 14th day of September, 2000.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)

By:
-------------------
Michael J. Velotta
Vice President, Secretary and

     General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities indicated and on the 14th day of September, 2000.

*THOMAS J. WILSON, II              Chairman of the Board and President
-----------------------              (Principal Executive Officer)
Thomas J. Wilson, II


/s/Michael J. Velotta               Vice President, Secretary, General
-----------------------              Counsel and Director
Michael J. Velotta


*Margaret G. Dyer                   Director
-----------------------
Margaret G. Dyer


*Marla G. Friedman                  Director and Vice President
-----------------------
Marla G. Friedman


*Vincent A. Fusco                   Director
-----------------------
Vincent A. Fusco


*John C. Lounds                     Director
-----------------------
John C. Lounds


*J. Kevin McCarthy                  Director
-----------------------
J. Kevin McCarthy


*Sam H. Pilch                       Controller
-----------------------              (Principal Accounting Officer)
Sam H. Pilch


*Kevin R. Slawin                    Vice President
-----------------------              (Principal Financial Officer)
Kevin Slawin


*Steven C. Verney                   Director
-----------------------
Steven C. Verney

*Patricia W. Wilson                 Director
-----------------------
Patricia W. Wilson

*By Michael J. Velotta, pursuant to Power of Attorney previously filed with Form S-3 registration statement.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.    Description

(1)(b)         Form of Principal Underwriting Agreement with ALFS, Inc.